Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-87678) pertaining to the Savings Plan of Wolverine Tube, Inc. of our report dated June 25, 2004, with respect to the 2003 financial statements of the Wolverine Tube, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Birmingham, Alabama June 24, 2005

16